     As filed with the Securities and Exchange Commission on May 12, 1997.

                                                   REGISTRATION NO. 333-25393
                                                                    333-25393-01


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                KEYSTONE FINANCIAL         KEYSTONE FINANCIAL, INC.
             MID-ATLANTIC FUNDING CORP.
           (Exact name of registrants as specified in their charters)

                 PENNSYLVANIA                   PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)

                       23-2894664              23-2289209
                      (I.R.S. Employer Identification No.)

                ONE KEYSTONE PLAZA              ONE KEYSTONE PLAZA
              FRONT AND MARKET STREETS        FRONT AND MARKET STREETS
                   P.O. BOX 3660                     P.O. BOX 3660
             HARRISBURG, PA 17105-3660        HARRISBURG, PA 17105-3660
                  (717) 233-1555                    (717) 233-1555

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               BEN G. ROOKE, ESQ.
                      EXECUTIVE VICE PRESIDENT AND COUNSEL
                               ONE KEYSTONE PLAZA
                            FRONT AND MARKET STREETS
                                 P.O. BOX 3660
                           HARRISBURG, PA 17105-3660
                                 (717) 233-1555
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)


                                  COPIES TO:

    DANIEL P. GALLAGHER, JR., ESQ.              DANIEL M. ROSSNER, ESQ.
      REED SMITH SHAW & MCCLAY                     BROWN & WOOD LLP
         435 SIXTH AVENUE                       ONE WORLD TRADE CENTER
      PITTSBURGH, PA  15219                       NEW YORK, NY 10048


  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PRICING SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO + +SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, DATED MAY 12, 1997
 PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY   , 1997 TO PROSPECTUS
                              DATED MAY    , 1997

                                  $100,000,000

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.


                      % SENIOR MEDIUM-TERM NOTES DUE
             UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,

                        PREMIUM, IF ANY, AND INTEREST BY

                            KEYSTONE FINANCIAL, INC.

                                  ----------

  This document (the "Pricing Supplement") is issued to give details of an issue by Keystone Financial Mid-Atlantic Funding Corp. (the "Issuer") of its Medium-Term Notes unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by Keystone Financial, Inc. (the "Guarantor").
  This Pricing Supplement relating to $100,000,000 of the Issuer's Senior Medium-Term Notes (the "Senior Notes") supplements the terms and conditions in, and incorporates by reference, the Prospectus dated May , 1997 and the Prospectus Supplement dated May , 1997 relating to up to $400,000,000 of the Issuer's Medium-Term Notes unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by the Guarantor, and all documents incorporated by reference therein (together, the "Prospectus"), and should be read in conjunction with the Prospectus. Unless otherwise defined in this Pricing Supplement, terms used herein have the same meaning as in the Prospectus.



                                  ----------

  THE SENIOR NOTES AND RELATED GUARANTEE WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                  ----------


THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED BY  THE  SECURITIES
 AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES   COMMISSION  NOR  HAS
  THE SECURITIES AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                              INITIAL PUBLIC       UNDERWRITING         PROCEEDS TO
                                            OFFERING PRICE (1)     DISCOUNT (2)        ISSUER (1)(3)
                                            ------------------     ------------        -------------
Per Senior Note............................            %                   %                   %
Total......................................     $                   $                   $

-----
(1) Plus accrued interest, if any, from May  , 1997.
(2) The Issuer and the Guarantor have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $   payable by the Issuer.

                                  ----------


  The Senior Notes offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Senior Notes will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York on or about May , 1997 against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                  BEAR, STEARNS & CO. INC.
                                                   KEEFE, BRUYETTE & WOODS, INC.

                                  ----------

              The date of this Pricing Supplement is May  , 1997.

                              DESCRIPTION OF NOTES

            The following items under this heading "Description of Notes" are the particular terms which relate to the issue which is the subject of this Pricing Supplement.

       Type of Notes:                         Senior Fixed Rate Notes
       Principal Amount:                      $100,000,000
       Issue Price:                            % of the Principal Amount
       Date of Issue:                         May  , 1997
       Maturity Date:                         May  ,
       Specified Currency:                    U.S. Dollars
       Interest Rate:                           %
       Interest Payment Dates:                    and    of each year, commencing    , 1997
       Regular Record Dates:                      and    preceding the related Interest Payment Date

                              RECENT DEVELOPMENTS


            The Guarantor recently reported its unaudited results for the quarter ended March 31, 1997. The Guarantor reported total assets of $5.19 billion, deposits of $4.08 billion, and net loans and leases of $3.5 billion. The Guarantor reported net income of $17.129 million or $0.46 per share. The $0.46 earnings per share represents a $0.02 per share increase over the Guarantor's $0.44 per share earnings for the quarter ended March 31, 1996. Certain additional information with respect to the Guarantor's first quarter results is contained in the Guarantor's Current Report on Form 8-K dated April 18, 1997. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


            The Guarantor's acquisition of First Financial Corporation of Western Maryland ("FFWM") was approved by FFWM shareholders on May 8, 1997. The Guarantor's acquisition of Financial Trust Corp ("FTC") was approved by FTC shareholders on May 7, 1997 and by the Guarantor's shareholders on May 8, 1997. The Guarantor expects to complete these transactions during the second quarter of 1997. See "Keystone Financial, Inc." in the accompanying Prospectus.


                                USE OF PROCEEDS

            The Issuer will advance the net proceeds from the sale of the Senior Notes to the Guarantor. The Guarantor, including its banking subsidiaries, will use the proceeds for general corporate purposes, including to finance the acquisition of FFWM.

                                  UNDERWRITING


            Subject to the terms and conditions set forth in the Distribution Agreement, dated May , 1997 (the "Distribution Agreement"), and a Terms Agreement, dated May , 1997 (the "Terms Agreement"), each among the Issuer, the Guarantor and the Underwriters, the Issuer has agreed to sell to each of the Underwriters named below and each of the Underwriters has severally agreed to purchase the Senior Notes set forth opposite its name below:


UNDERWRITER                                               PRINCIPAL AMOUNT OF
-----------                                                  SENIOR NOTES
                                                          -------------------
Goldman, Sachs & Co....................................
Bear, Stearns & Co. Inc................................
Keefe, Bruyette & Woods, Inc...........................
                                                        ---------------------

    Total..............................................          $100,000,000
                                                        =====================

         Under the terms and conditions of the Distribution Agreement and related Terms Agreement, the Underwriters are committed to take and pay for all of the Senior Notes, if any are taken.


         The Underwriters propose to offer the Senior Notes in part directly to the public at the initial pubic offering price set forth on the cover page of this Pricing Supplement, and in part to certain securities
       dealers at such price less a concession of   % of the principal amount of
       the Senior Notes. The Underwriters may allow, and such dealers may reallow, to certain brokers and dealers a concession not to exceed % of the principal amount of the Senior Notes. After the Senior Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.


  The Guarantor and the Issuer have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933.

                   SUBJECT TO COMPLETION, DATED MAY 12, 1997
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY   , 1997

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++




                                  $400,000,000

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                     SENIOR/SUBORDINATED MEDIUM-TERM NOTES
                  DUE 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
             UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                   PREMIUM, IF ANY, AND INTEREST, IF ANY, BY

                            KEYSTONE FINANCIAL, INC.

                                  ----------

  Keystone Financial Mid-Atlantic Funding Corp. (the "Issuer"), may offer from time to time up to $400,000,000 aggregate initial offering price of its Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any (the "Senior Guarantees"), by Keystone Financial, Inc. (the "Guarantor"). The Subordinated Notes will be fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium, if any, and interest, if any (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor.

  The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as may be designated by the Issuer at the time of offering. The Issuer will set forth the specific currency or composite currency, interest rate (if any), issue price and maturity date of any Note in the related Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. (the "Agents") will not sell Notes denominated other than in U.S. dollars or ECUs in, or to residents of, the country issuing the Specified Currency. See "Description of Notes."

  Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be payable on each January 15 and July 15 and at maturity. Interest on Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement.


  Unless the Issuer specifies an Initial Redemption Date in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity Date. If an Initial Redemption Date is so specified, the Notes will be redeemable at the option of the Issuer at any time after such date as described herein. The Subordinated Notes will be subject to acceleration of maturity only in the case of certain events of bankruptcy, insolvency or reorganization. See "Certain Terms Relating to Subordinated Debt Securities" in the accompanying Prospectus.

  The Notes offered hereby will be issued only in fully registered book-entry form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, or the approximate equivalent thereof in the Specified Currency. See "Description of Notes."

  SEE "RISK FACTORS" ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                                  ----------

  THE NOTES AND RELATED GUARANTEES WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
       ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                                  ----------

                         PRICE TO        AGENTS'             PROCEEDS TO
                        PUBLIC (1)   COMMISSIONS (2)          ISSUER (3)
                        ----------   ---------------         -----------
Per Note..............     100%        .125%-.750%         99.250%-99.875%
Total (4)............. $400,000,000 $500,000-3,000,000 $397,000,000-399,500,000

-----
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Issuer will pay the Agents a commission ranging from .125% to .750%, depending upon the maturity, of the principal amount of any Notes sold through them as Agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). The Issuer may also sell Notes directly to investors on its own behalf, in which case no commission will be payable. The Guarantor and the Issuer have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Supplemental Plan of Distribution."
(3) Before deducting estimated expenses of $374,712.12 payable by the Issuer, including expenses of the Agents to be reimbursed by the Issuer.
(4) Or the equivalent thereof in another currency or composite currency.

                                  ----------

  Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Issuer. Notes may be sold to the Agents on their own behalf at negotiated discounts. The Issuer reserves the right to sell Notes directly on its own behalf. The Issuer also reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. The Issuer or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution."

GOLDMAN, SACHS & CO.
                BEAR, STEARNS & CO. INC.
                                                   KEEFE, BRUYETTE & WOODS, INC.

                                  ----------

            The date of this Prospectus Supplement is May   , 1997.

            CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

                               __________________

                                  RISK FACTORS

            This Prospectus Supplement does not describe all of the risks of an investment in the medium-term notes due 9 months to 30 years from date of issue (the "Notes") of the Issuer that result from such Notes being denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas. The Issuer, the Guarantor and the Agents disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas.

       RISKS OF ILLIQUIDITY

            The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the liquidity of such market if one develops. See "Supplemental Plan of Distribution."

            The secondary market for Notes will be affected by a number of factors independent of the creditworthiness of the Issuer and the Guarantor and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

       RISKS ASSOCIATED WITH INDEXED NOTES

            An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. If the interest rate on such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed rate or floating rate debt security issued at the same time, including the possibility that no interest will be paid or that negative interest will accrue, and, if the principal amount of such a Note is so indexed or if such principal amount is utilized to net against accrued negative interest, the principal amount payable at maturity may be less than the original purchase price of such
       Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for Indexed Notes (as defined below) will be affected by a number of factors independent of the creditworthiness of the Issuer and the Guarantor, including the value of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Indexed Notes, the amount outstanding of such Indexed Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Issuer has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Indexed Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currency, commodities or interest rate indices should not be taken as an indication of future performance of such currency, commodities or interest rate indices during the term of any Indexed Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of Indexed Notes in light of their particular circumstances.

            Any optional redemption feature of Notes might affect the market value of such Notes. Since the Issuer may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

       FOREIGN CURRENCY RISKS

            General

            Exchange Rates and Exchange Controls. An investment in Notes denominated in other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies, and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Issuer has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

            Governments have imposed from time to time and may in the future impose exchange controls that could affect exchange rates as well as the availability of a specified foreign currency at a Note's maturity. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Note's maturity. In that event, the Issuer will repay such Note at maturity in U.S. dollars on the basis of the most recently available Market Exchange Rate.

            This Prospectus Supplement does not describe all the risks of an investment in Notes denominated in other than U.S. dollars. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Debt Securities denominated in other than U.S. dollars. Notes denominated in other than U.S. dollars are not an appropriate investment for investors who are unsophisticated about foreign currency transactions.

            Currently, there are limited facilities in the United States for conversion of U.S. dollars into certain foreign currencies, and vice versa.

            Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or European currency units will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Issuer disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States as to any matters that may affect the purchase, holding, or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

            Governing Law and Judgments. The Notes will be governed by and construed in accordance with the laws of the State of New York. Under the Judiciary Law of the State of New York, a judgment in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

       EXCHANGE RATE AND CONTROLS FOR SPECIFIED CURRENCIES

            For any Note denominated in other than U.S. dollars, the Pricing Supplement relating to such Notes will contain information concerning exchange rates. The information concerning exchange rates will be furnished as a matter of information only and should not be regarded as indicative of the rate of or trends in future fluctuations in currency exchange rates.


                              DESCRIPTION OF NOTES

            The following description of the particular terms of the Notes offered hereby (referred to in the Prospectus as "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

       GENERAL

            The Notes are to be issued as one or more series of Debt Securities, and will be either Senior Debt Securities or Subordinated Debt Securities of the Issuer (each as defined in the accompanying Prospectus). At the date hereof, the maximum amount of Debt Securities authorized for issuance is $400,000,000. Whether an offering of Notes will constitute Senior Debt Securities ("Senior Notes") or Subordinated Debt Securities ("Subordinated Notes") will be set forth in a Pricing Supplement hereto. The Senior Notes will be issued under an Indenture, dated as of May 1, 1997 (the "Senior Indenture"), between the Issuer, the Guarantor and Bankers Trust Company, as senior trustee (the "Senior Trustee"), and the Subordinated Notes will be issued under an Indenture, dated as of May 1, 1997 (the "Subordinated Indenture"), between the Issuer, the Guarantor and Bankers Trust Company, as subordinated trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as "Indentures" and are more fully described in the accompanying Prospectus. The Senior Trustee and the Subordinated Trustee are referred to herein collectively or individually as the "Trustee." The following summaries of certain provisions of the Indentures encompass all their material terms and provisions but are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms. The Indentures provide that such Debt Securities may be issued in one or more series up to the aggregate principal amount that may be authorized from time to time by the Issuer.

            All Senior Debt Securities, including the Senior Notes, will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer. As of the date hereof, no Senior Debt Securities of the Issuer were outstanding.

            All Subordinated Debt Securities, including the Subordinated Notes, will be unsecured and subordinated to Senior Issuer Indebtedness as set forth under "Certain Terms Relating to Subordinated Debt Securities" in the accompanying Prospectus.

            Except as set forth under "Description of Debt Securities-- Restrictive Covenants" in the accompanying Prospectus, the Indentures do not contain provisions which would provide protection to noteholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings. See "Description of Debt Securities--Restrictive Covenants" in the accompanying Prospectus.

            The Notes are currently limited to up to $400,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign or composite currencies. The Notes will be offered on a continuous basis and will mature on any day nine months to 30 years from their dates of issue (each, a "Stated Maturity Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, notes will bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"), as specified in the applicable Pricing Supplement. Notes may also be issued that do not bear any interest currently or that bear interest at a below market rate.

            Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The Notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies ("Foreign Currency Notes"). See "Special Provisions Relating to Foreign Currency Notes-Payment of Principal, Premium, if any, and Interest, if any." The currency or composite currency in which a Note is denominated, whether United States dollars or otherwise, is herein referred to as the "Specified Currency." References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States").

            Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for the Notes in the applicable Specified Currencies. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. Each applicable Agent is prepared to arrange for the conversion of United States dollars into the Specified Currency in which the related Foreign Currency Note is denominated in order to enable the purchaser to pay for such Foreign Currency Note, provided that a request is made to such Agent on or prior to the fifth Business Day (as hereinafter defined) preceding the date of delivery of such Foreign Currency Note, or by such other day as determined by such Agent. Each such conversion will be made by an Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchaser of each such Foreign Currency Note. See "Special Provisions Relating to Foreign Currency Notes."

            Interest rates offered by the Issuer with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates or formulas and other terms of Notes are subject to change by the Issuer from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Issuer.

            Each Note will be issued in fully registered form as a Book-Entry Note. The authorized denominations of each Note other than a Foreign Currency Note will be $100,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement, while the authorized denominations of each Foreign Currency Note will be specified in the applicable Pricing Supplement.

            Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Issuer through the Trustee to the Depositary. See "--Book-Entry System." Notwithstanding the foregoing, a Holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. For special payment terms applicable to Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes-Payment of Principal, Premium, if any, and Interest, if any."

            As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or the City of Harrisburg, Pennsylvania; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis (as defined below), such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

            "Principal Financial Center" means the capital city of the country issuing the Specified Currency or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

            Book-Entry Notes may be transferred or exchanged only through the Depositary. See "--Book-Entry Notes." No service charge will be made by the Issuer or the Trustee for any such registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the Indenture not involving any transfer).

       REDEMPTION AT THE OPTION OF THE ISSUER

            Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Issuer prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Issuer on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $100,000), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. See also "--Original Issue Discount Notes."

       REPAYMENT AT THE OPTION OF THE HOLDER

            The Notes will be repayable by the Issuer at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount thereof shall be at least $100,000), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Issuer shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable. See also "-- Original Issue Discount Notes."

            Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global

       Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes."

            If applicable, the Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

            The Issuer may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Issuer may, at the discretion of the Issuer, be held, resold or surrendered to the Trustee for cancellation.

       INTEREST

            General

            Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

            Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date.
       Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

            Fixed Rate Notes

            Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on January 15 and July 15 of each year (each, an "Interest Payment Date") and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

            If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

            Floating Rate Notes

            Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Period and Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Index Currency, if any, or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

            The interest rate borne by the Floating Rate Notes will be determined as follows:

                 (i) Unless such Floating Rate Note is designated as a "Floating
            Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as having an Addendum attached or having "Other/Additional Provisions" apply relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

                 (ii) If such Floating Rate Note is designated as a "Floating
            Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

                 (iii)If such Floating Rate Note is designated as an "Inverse
            Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

            The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

            Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or
       (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

            Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) J.J. Kenny Rate, (vii) LIBOR, (viii) the Prime Rate, (ix) the Treasury Rate (each, an "Interest Rate Basis"), or (x) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect on a Floating Rate Note for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate; provided, further, that with respect to a Floating Rate/Fixed Rate Note the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

            The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note as to which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

            The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined). The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate and the J.J. Kenny Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as herein defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

            A Floating Rate Note may also have either or both of the following:
       (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

            Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset:
       (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year;
       (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest, if any, will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

            All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
       .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

            With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the J.J. Kenny Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement.

            Unless otherwise specified in the applicable Pricing Supplement, the Trustee will be the "Calculation Agent." Upon request of the Holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding

       Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

            Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

            CD RATE. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." If such rate is not published in H.15(519) before 9:00 A.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in a denomination of U.S.$5,000,000; provided, however, that if fewer than three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

            CMT RATE. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from the five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

            "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

            "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

            COMMERCIAL PAPER RATE. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the per annum rate (quoted on a bank discount basis) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." If such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

            "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                          D x 360    X 100
                 Money Market Yield =  -------------
                                       360 - (D x M)

       where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Reset Date (or, if there is not any numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

            ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

            "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

            FEDERAL FUNDS RATE. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent; provided, however, that if fewer than three brokers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

            J.J. KENNY RATE. Unless otherwise indicated in the applicable Pricing Supplement, "J.J. Kenny Rate" means, with respect to any Interest Determination Date relating to a J.J. Kenny Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the J.J. Kenny Rate (a "J.J. Kenny Interest Determination Date"), the rate specified in the high grade weekly index (the "Weekly Index") on such J.J. Kenny Interest Determination Date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is based on 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny, which shall include, without limitation, issuers of general obligation bonds. The specific issuers to be included among the component issuers may be changed from time to time by Kenny at its discretion. The bonds on which the Weekly Index is based do not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (a) variable on a weekly basis,
       (b) exempt from federal income taxation under the Code and (c) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such a successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date will equal 67% of the rate calculated using methodology set forth below under "Treasury Rate." The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the

       Calculation Agent will provide such holder with the interest rate that will become effective as of the next Interest Reset Date.

            LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

              (i) With respect to any Interest Determination Date relating to a
            Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page" ("LIBOR Reuters"), or (b) the rate for deposits in the Index Currency for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank offered rates for deposits in the Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate is specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rates described in (ii) below.

              (ii) If fewer than two offered rates appear on the Reuters Screen
            LIBO page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center by three major banks in such Principal Financial Center for loans in the Index Currency to leading European Banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

         PRIME RATE. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent. If fewer than three such quotations are so provided, then the Prime Rate shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display designated as page "US PRIME 1" on the Reuter Monitor Money Rates Service (or any successor service) (or such other page as may replace the US PRIME 1 page on such service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks).

         TREASURY RATE. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not published by 9:00 A.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such auction is held, then the Treasury Rate will be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary market." If such rate is not published by 3:00 P.M. New York City time on the relevant Calculation Date, the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if fewer than three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

       BOOK-ENTRY NOTES

         Each Debt Security will be issued in fully registered book-entry form (a "Book-Entry Note"). Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (the "Depositary") and registered in the name of the Depositary or the Depositary's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) and the Depositary's participants (with respect to beneficial owners). Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Prospectus Supplement. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

         Upon issuance, all Book-Entry Notes bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, Specified Currency, Interest Payment Dates (if any), Stated Maturity Date, redemption provisions (if any), repayment provisions (if any) and other terms will be represented by a single Global Security.

         So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Debt Securities in certificated form ("Certificated Notes") and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

         Book-Entry Notes represented by a Global Security are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the Depositary notifies the Issuer in writing that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 60 days (y) the Issuer in its sole discretion determines not to have such Book-Entry Notes represented by one or more Global Securities or (z) an event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to such Book-Entry Notes. Any Global Security representing Book-Entry Notes that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof (or in such amounts in other currencies or composite currencies as specified in the applicable Prospectus Supplement). Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Security Registrar. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of Book-Entry Notes.

         Except as provided above, owners of Book-Entry Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Security representing Book-Entry Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a Book-Entry Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its beneficial interest, to exercise any rights of a Holder under the Notes. The Issuer understands that, under existing industry practices, in the event that
       (i) the Issuer requests any action of Holders or (ii) an owner of a Book-Entry Note desires to give or take any action which a Holder is entitled to give or take under the Notes in accordance with the terms of the Notes, the Depositary would authorize the participants owning the relevant Book-Entry Notes to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary.


         The Depositary has advised the Issuer and the Agents as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities

       Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depositary and its participants are on file with the Securities and Exchange Commission.

         Purchase of interests in the Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such interests on the Depositary's records. The ownership interest of each actual purchaser of interests in the Book-Entry Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except as described below.

         To facilitate subsequent transfers, all Book-Entry Notes deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Book-Entry Notes with the Depositary and their registration in the name of Cede & Co. affect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the interests in the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts interests in the Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangement among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
       Redemption notices shall be sent to Cede & Co. If less than all the interests in the Book-Entry Notes are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such Book-Entry Note to be redeemed.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts interests in the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments, if any, on the Book-Entry Notes will be made in same-day funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the related Trustee, the Issuer or any paying agent or the Securities Registrar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to the Depositary is the responsibility of the Issuer or its paying agent, disbursement of such payments to Direct and Indirect Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to the Issuer or its paying agent. The Issuer may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In either of those events, Certificated Notes will be printed and delivered.

       GUARANTEES

         The Senior Notes will be fully and unconditionally guaranteed (the "Senior Guarantees") by the Guarantor as to payment of principal, premium, if any, and interest, if any, when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor that. As of March 31, 1997, the Guarantor had approximately $1,125,000 principal amount of Senior Guarantor Indebtedness (as defined in the accompanying Prospectus) outstanding, excluding trade payables, guarantees and other contingent obligations of the Guarantor.

         The Subordinated Notes will be fully and unconditionally guaranteed (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor, on a subordinated basis, as to payment of principal, premium, if any, and interest, if any, when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Subordinated Guarantees will be unsecured and will be subordinated as set forth under "Guarantees" in the accompanying Prospectus.

         The obligations of the Guarantor under the Guarantees will be full and unconditional regardless of the enforceability of the applicable Notes or the related Indenture and will not be discharged until all obligations contained in such Notes and the related Indenture are satisfied. Holders of the Notes may proceed directly against the Guarantor in the event of a default under the applicable Notes without first proceeding against the Issuer.

       OTHER/ADDITIONAL PROVISIONS; ADDENDUM

         Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

       AMORTIZING NOTES

         The Issuer may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

       ORIGINAL ISSUE DISCOUNT NOTES

         The Issuer may offer Notes ("Original Issue Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e.
       par). Original Issue Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of an Original Issue Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of an Original Issue Discount Note, the amount payable to the Holder of such Original Issue Discount Note, unless otherwise specified in the applicable Pricing Supplement, will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Original Issue Discount Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on such Original Issue Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be.

         Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an Original Issue Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Original Issue Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Original Issue Discount Note and an assumption that the maturity of such Original Issue Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for an Original Issue Discount Note (the "Initial Period") is shorter than the compounding period for such Original Issue Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Original Issue Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Original Issue Discount Notes may be treated as issued with original issue discount for Federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

       INDEXED NOTES

         The Issuer may from time to time offer Notes ("Indexed Notes") the principal amount of which payable on the Stated Maturity Date or earlier redemption or repayment and/or interest thereon is determined by reference to such objective price or economic measures as are described in the Book-Entry Note representing such Note. The manner of determining the amount of interest payable and the amount of principal payable on the Stated Maturity Date or upon earlier redemption or repayment of an Indexed Note will be set forth in such Book-Entry Note, and historical and other information concerning the price or economic measures used in such determination, will be set forth in a supplement to this Prospectus Supplement.


         AN INVESTMENT IN NOTES INDEXED, AS TO PRINCIPAL OR INTEREST OF BOTH, TO ONE OR MORE VALUES OF CURRENCIES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES), COMMODITIES OR INTEREST RATE INDICES ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED RATE OR FLOATING RATE DEBT SECURITY. IF THE INTEREST RATE ON SUCH A NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED RATE OR FLOATING RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID OR THAT NEGATIVE INTEREST WILL ACCRUE, AND, IF THE PRINCIPAL AMOUNT OF SUCH A NOTE IS SO INDEXED OR IF SUCH PRINCIPAL AMOUNT IS UTILIZED TO NET AGAINST ACCRUED NEGATIVE INTEREST, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF SUCH
       NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. The secondary market for Indexed Notes will be affected by a number of factors independent of the creditworthiness of the Issuer and the Guarantor, including the value of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Indexed Notes, the amount outstanding of such Indexed Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Issuer has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Indexed Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currency, commodities or interest rate indices should not be taken as an indication of future performance of such currency, commodities or interest rate indices during the term of any Indexed Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of Indexed Notes in light of their particular circumstances.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

       GENERAL

         Unless otherwise specified in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country issuing the applicable specified currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Issuer and the Guarantor disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the Foreign Currency Notes. Such persons should consult their own financial and legal advisors with regard to such matters. See "Risk Factors--Exchange Rate and Controls for Specified Currencies."

       PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY

         Unless otherwise specified in the applicable Pricing Supplement, the Issuer is obligated to make payments of principal of, and premium, if any, and interest, if any, on, Foreign Currency Notes in the applicable Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). Any such amounts payable by the Issuer in the Specified Currency will, unless otherwise specified in the applicable Pricing Supplement, be converted by the exchange rate agent named in the applicable Pricing Supplement (the "Exchange Rate Agent") into United States dollars for payment to Holders. However, the Holder of a Foreign Currency Note may elect to receive such amounts payable in the Specified Currency as hereinafter described.

         Any United States dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Issuer for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Foreign Currency Notes by deductions from such payments. If three such bid quotations are not available, payments will be made in the Specified Currency.

         Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payments of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Holders of Foreign Currency Notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

         Payments of the principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in United States dollars will be made in the manner specified herein with respect to Notes denominated in United States dollars. See "Description of Notes-General." Payments of interest, if any, on Foreign Currency Notes which are to be made in the Specified Currency on an Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the Holders of such Foreign Currency Notes as they appear in the Security Register, subject to the right to receive such interest payments by wire transfer of immediately available funds under the circumstances described under "Description of Notes-General." Payments of principal of, and premium, if any, and/or interest, if any, on, Foreign Currency Notes which are to be made in the Specified Currency on the Maturity Date will be made by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by each Holder thereof, provided that such bank has appropriate facilities therefor and that the applicable Foreign Currency Note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

         Unless otherwise specified in the applicable Pricing Supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of the related Global Security or Securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such Beneficial Owner's election. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to such dates, then such Beneficial Owner will receive payments in the applicable foreign currency or composite currency.

       AVAILABILITY OF SPECIFIED CURRENCY

         If the Specified Currency for a Foreign Currency Note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement.

         If payment in respect of a Foreign Currency Note is required to be made in any composite currency, and such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars.
       The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         The "Market Exchange Rate" for a currency or composite currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for such currency or composite currency as certified for customs purposes by (or if not so certified, as otherwise determined

       by) the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances where the required payment is in a currency or composite currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

       GOVERNING LAW; JUDGMENTS

         The Notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render such judgment in the Specified Currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, Holders of Foreign Currency Notes would be subject to of exchange rate fluctuations after such date. It is not certain, however that a non-New York court would follow the same rules and procedures with respect to such conversions of the Specified Currency.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is described in Section 7701(a)(30)(D) of the Code or a trust that is described in Section 7701(a)(30)(E) of the Code, (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

       U.S. HOLDERS

       Payments of Interest

         Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

       Original Issue Discount

         The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

         For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments.
       The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

         Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

         Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates,
       (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

         If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

         In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

         If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law.
       Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. Moreover, certain Indexed Notes may not constitute indebtedness for United States Federal income tax purposes.
       In such case, the United States Federal income tax treatment of such Indexed Notes would not significantly differ from the treatment thereof if such Indexed Notes were to constitute indebtedness. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

         Certain of the Notes (i) may be redeemable at the option of the Issuer prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

         U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

       Short-Term Notes

         Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

       Market Discount

         If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

         A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

            Premium

         If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

       Disposition of a Note

         Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.


       NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN CURRENCY

       As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

       Payments of Interest in a Foreign Currency

         CASH METHOD. A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such Foreign Currency.

         ACCRUAL METHOD. A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

       Purchase, Sale and Retirement of Notes

         A U.S. Holder who purchases a Note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Note, determined on the date of purchase.

         Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of as a result of a material change in the terms of such Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such Note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

         Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date such payment is received or the Note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

       Original Issue Discount

         In the case of a Discount Note or Short-Term Note, (i) original issue discount is determined in units of the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency-Accrual Method" above and
       (iii) the amount of Foreign Currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

            Premium and Market Discount

         In the case of a Note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

         With respect to a Note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

       Exchange of Foreign Currencies

         A U.S. Holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

       NON-U.S. HOLDERS

         A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Issuer, a controlled foreign corporation related to the Issuer or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a
       Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

         Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Issuer or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

       BACKUP WITHHOLDING

         Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.


                       SUPPLEMENTAL PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Distribution Agreement, dated May , 1997, among the Issuer, the Guarantor and the Agents, the Notes are being offered on a continuing basis by the Issuer through the Agents, who have agreed to use reasonable efforts to solicit purchases of the Notes. The Issuer will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, in whole or in part. The Issuer will pay the Agents a commission of from 0.125% to 0.750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents.

         The Issuer may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Issuer a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents. the Issuer reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Issuer.

         In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Issuer. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

         The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"). The Issuer and the Guarantor have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The Issuer and the Guarantor have agreed to reimburse the Agents for certain expenses.

         The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

         Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

         The Agents may be customers of, engage in transactions with and perform services for the Issuer and/or the Guarantor in the ordinary course of business.

         The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

         In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Agents involve the sale by the Agents of a greater number of Notes than they are required to purchase from the Company in the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 12, 1997

                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.

                                DEBT SECURITIES

                    UNCONDITIONALLY GUARANTEED AS TO PAYMENT
            OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY, BY

                            KEYSTONE FINANCIAL, INC.

                                  -----------

  Keystone Financial Mid-Atlantic Funding Corp. ("the Issuer") may from time to time offer its debt securities (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed $400,000,000 or its equivalent in any other currency or composite currency on terms and conditions to be determined at the time of sale. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of the offering. The accompanying Prospectus Supplement sets forth, with regard to the Debt Securities in respect of which this Prospectus is being delivered, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity date, interest rate or rates, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Issuer or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering or purchase price and any other terms in connection with the offering and sale of such series of Debt Securities.

  The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities will be fully and unconditionally guaranteed (the "Senior Guarantees") by Keystone Financial, Inc. (the "Guarantor") as to payment of principal, premium, if any, and interest, if any, and will rank equally with all other unsubordinated and unsecured indebtedness of the Issuer. The Subordinated Debt Securities will be fully and unconditionally guaranteed (the "Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") by the Guarantor, on a subordinated basis, as to payment of principal, premium, if any, and interest, if any, and will be subordinated to all outstanding and future Senior Issuer Indebtedness (as defined herein). Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be subject to acceleration of maturity only in the case of certain events of bankruptcy, insolvency or reorganization. See "Description of Debt Securities," "Certain Terms Relating to Senior Debt Securities," "Certain Terms Relating to Subordinated Debt Securities" and "Guarantees."

  The Prospectus Supplement may contain information concerning certain United States Federal income tax considerations applicable to the Debt Securities offered therein.

  The Debt Securities may be sold by the Issuer directly or through agents, underwriters or dealers, as designated from time to time, or through a combination of such methods. Such agents, underwriters or dealers may include Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. or a group of agents, underwriters or dealers represented by firms including Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. If agents of the Issuer or any dealers or underwriters are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Debt Securities. See "Plan of Distribution."

                                  -----------

  THE DEBT SECURITIES AND RELATED GUARANTEES WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED  UPON  THE ACCURACY  OR  THE ADEQUACY  OF THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------
GOLDMAN, SACHS & CO.
                  BEAR, STEARNS & CO. INC.
                                                   KEEFE, BRUYETTE & WOODS, INC.

                                  -----------


                  The date of this Prospectus is May   , 1997.

                             AVAILABLE INFORMATION

         The Guarantor is subject to certain information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Issuer and the Guarantor have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby (together with any amendments thereto, the "Registration Statement"). The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information concerning the Guarantor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Guarantor is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K St., NW, Washington, DC.

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Issuer, the Guarantor and the Debt Securities offered hereby.


         When used in this Prospectus, any related Prospectus Supplement or any document incorporated herein and therein by reference, the words "believes," "anticipates," "expects" and similar expressions are intended to identify "forward-looking" statements. Such statements should not be construed as guarantees of future performance. Furthermore, actual results may differ from expectations contained in such "forward-looking" information as a result of factors which are not predictable. Financial institution performance can be affected by any number of factors, many of which are outside of management's direct control. Examples include, but are not limited to, the effect of prevailing economic conditions; the overall direction of government policies; unforeseen changes in the general interest rate environment; the actions and policy directives of the Federal Reserve Board; competitive factors in the marketplace; and business risks associated with the management of the credit extension function and fiduciary activities. Each of these factors could affect estimates, assumptions, uncertainties and risks considered in the development of "forward-looking" information, and could cause actual results to differ materially from management's expectations regarding future performance.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents have been filed by the Guarantor with the Commission and are incorporated herein by reference: (i) the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and (ii) the Guarantor's Current Reports on Form 8-K dated January 20, 1997, January 28, 1997, and April 18, 1997.

         All documents filed by the Guarantor with the Commission pursuant to
       Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHANGE UPON REQUEST, A COPY OF ANY AND ALL OF THE DOCUMENTS DESCRIBED ABOVE OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE MAILED TO KEYSTONE FINANCIAL, INC., ONE KEYSTONE PLAZA, FRONT AND MARKET STREETS, P.O. BOX 3660, HARRISBURG, PA, 17105-3660, ATTENTION: BEN G. ROOKE, SECRETARY. TELEPHONE REQUESTS SHOULD BE DIRECTED TO (717) 231-5701.


                            KEYSTONE FINANCIAL, INC.

         The Guarantor is a bank holding company incorporated under the laws of Pennsylvania with its principal executive offices at One Keystone Plaza, Front and Market Streets, P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660 (telephone: 717-233-1555).

         In terms of assets, the Guarantor is the fifth largest bank holding company headquartered in Pennsylvania. Its banking subsidiaries are American Trust Bank, N.A., Cumberland, Maryland ("American Trust Bank"); Frankford Bank, N.A., Horsham, Pennsylvania ("Frankford Bank"); Keystone National Bank, Lancaster, Pennsylvania ("Keystone Bank"); Mid-State Bank and Trust Company, Altoona, Pennsylvania ("Mid-State Bank"); Northern Central Bank, Williamsport, Pennsylvania ("Northern Central Bank"); and Pennsylvania National Bank and Trust Company, Pottsville, Pennsylvania ("Pennsylvania National Bank"). The Guarantor also has several non-bank subsidiaries and divisions providing specialized services, including Keystone Financial Mortgage Company, Lancaster, Pennsylvania; Martindale Andres & Co. (an asset management firm), West Conshohocken, Pennsylvania; and Keystone Financial Dealer Center, Williamsport, Pennsylvania.

         The Guarantor's subsidiary banks provide a wide range of financial products and services through a combined total of 145 community offices located in central and southeastern Pennsylvania, western Maryland and northeastern West Virginia. The Guarantor's subsidiary banks operate under the "supercommunity" banking philosophy, functioning as local community banks with a personalized service approach to customers while at the same time taking advantage of the size of the Guarantor's organization to provide a broad product line and gain operating and management efficiencies through centralized banking operations. In addition to traditional banking services provided by its community banks, the Guarantor's non-bank subsidiaries deliver an array of services to both the Guarantor and its customers, including brokerage, investment, mortgage banking, leasing, and credit life and accident and health insurance.

         The Guarantor's common stock is traded in the over-the-counter market under the symbol "KSTN" and is listed in the NASDAQ National Market System.

         At December 31, 1996, the Guarantor reported total assets of $5.231 billion, deposits of $4.097 billion, and net loans and leases of $3.509 billion. The Guarantor reported net income of $69,475,000, or $1.83 per share for the year ended December 31, 1996. See "Keystone Financial, Inc. Selected Historical Consolidated Financial Information" and "Incorporation of Certain Documents by Reference."

         On November 26, 1996, the Guarantor announced that it would acquire First Financial Corporation of Western Maryland ("FFWM"), Cumberland, Maryland (the "FFWM Merger"). FFWM, a thrift holding company with one depositary institution subsidiary, First Federal Savings Bank of Western Maryland, has approximately $361 million in assets and operates ten community offices in Allegany, Garrett and Washington Counties, Maryland. FFWM had net income of $1.2 million during the six months ended December 31, 1996, which produced an annualized return on average assets of .72% and a return on average equity of 5.97%. Under terms of the acquisition agreement, each shareholder of FFWM will receive common stock, at a fixed exchange rate of 1.29 shares of the Guarantor for each FFWM share, or an equivalent amount of cash. The stock issuance will amount to 55% to 60% of the total consideration. Based on the $26.50 per share closing bid price of the Guarantor on November 25, 1996, the value per share of FFWM approximates $34.19 and aggregates $74 million. FFWM's banking operations will be combined with those of American Trust Bank, the Guarantor's member bank currently providing financial services to these markets. The acquisition agreement was approved by FFWM shareholders on May 8, 1997. Completion of the acquisition, which will be accounted for as a purchase business combination, is expected during the first half of 1997.


         On December 20, 1996 the Guarantor announced that it would acquire Financial Trust Corp ("FTC"), Carlisle, Pennsylvania (the "FTC Merger"). FTC, a bank holding company with four member banks and approximately $1.2 billion in assets, operates 48 community offices in seven counties in Pennsylvania and Maryland. FTC's banking subsidiaries include:
       Financial Trust Company, Carlisle, Pennsylvania; Chambersburg Trust Company, Chambersburg, Pennsylvania; First National Bank and Trust Company, Waynesboro, Pennsylvania; and Washington County National Bank, Williamsport, Maryland. For the year ended December 31, 1996, FTC reported net income of $20.0 million, or $2.35 per share, which produced a return on average assets of 1.7% and a return on average equity of 14.01%. Under the terms of the agreement, each share of FTC will be converted into 1.65 shares of the Guarantor, pursuant to a fixed exchange ratio. Based on the $26.50 per share closing bid price of the Guarantor on December 19, 1996, the value per share of FTC approximates $43.73 and aggregates $373 million. The agreement was approved by FTC shareholders on May 7, 1997 and by the Guarantor's shareholders on May 8, 1997. Completion of the merger, which will be accounted for as a pooling of interests, is expected during the first half of 1997.


                 KEYSTONE FINANCIAL MID-ATLANTIC FUNDING CORP.


         The Issuer, a wholly-owned subsidiary of the Guarantor incorporated under the laws of Pennsylvania on March 26, 1997, functions primarily as a financing entity for the Guarantor and its subsidiaries and affiliates through the issuance of debt fully and unconditionally guaranteed by the Guarantor. Financial data for the Issuer and the Guarantor are combined for financial reporting purposes due to the limited function of the Issuer and the unconditional guarantees of all of the Issuer's obligations by the Guarantor. The principal office of the Issuer is located at One Keystone Plaza, Front and Market Streets, P.O. Box 3660, Harrisburg, PA 17105-3660 (telephone: (717) 233-1555).


                  CERTAIN LEGAL AND REGULATORY CONSIDERATIONS

         The Issuer and the Guarantor are legal entities separate and distinct from the Guarantor's bank subsidiaries, although the principal source of the Guarantor's cash revenues are payments of dividends from such subsidiaries. There are various legal limitations on the extent to which the Guarantor's bank subsidiaries can finance or otherwise supply funds to the Issuer, the Guarantor and certain of its other affiliates.

         Provisions of federal banking law restrict the amount of dividends that can be paid to the Guarantor by its national bank subsidiaries, while state banking regulations limit the amount of dividends that can be paid to the Guarantor by its state chartered bank subsidiaries. Under applicable federal law, no dividends may be paid in an amount greater than "undivided profits then on hand," after deduction therefrom of certain loan losses. In addition, for each of the Guarantor's national bank subsidiaries, prior approval of the Office of the Comptroller of the Currency (the "Comptroller") is required if dividends declared by such subsidiary in any calendar year will exceed its net profits (as defined) for that year, combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of preferred stock. Under applicable state law, dividends may be declared only after any required transfer of net earnings to surplus has been made. Dividends may be paid only out of accumulated net earnings, which are the accumulated and undistributed net profits recorded on the books of an institution for the last complete calendar or fiscal year. Based on these regulations, the Guarantor's subsidiary banks, without regulatory approval, had approximately $145 million available for dividends at December 31, 1996.


         In addition, the Comptroller, in the case of the Guarantor's national bank subsidiaries, and the Federal Deposit Insurance Corporation ("FDIC"), in the case of the Guarantor's state bank subsidiaries, has authority to prohibit payment of a dividend if such payment constitutes, what, in its opinion, is an unsafe or unsound practice. The ability of the Guarantor and its subsidiary banks to pay dividends may be affected by bank regulatory requirements and agreements and minimum capital requirements. The rights of the Guarantor, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

         According to Federal Reserve Board policy, the Guarantor is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each subsidiary bank in circumstances in which it might not do so absent such policy. In addition, any capital loans by the Guarantor to any subsidiary bank would be subordinated in right of payment to deposits and certain other indebtedness of each subsidiary bank.

         In addition, the Guarantor's subsidiary banks are subject to certain restrictions imposed by Federal law on any extension of credit to, and certain other transactions with, the Guarantor, the Issuer and certain other non-bank subsidiaries, on investments in stock or other securities thereof and on the taking of such securities as collateral for loans. Among other things, the aggregate of such loans made by each of the Guarantor's subsidiary banks to the Guarantor or to any single non-bank subsidiary generally may not exceed 10% of the sum of such bank's capital and surplus, as defined, and all such loans by each of the Guarantor's bank subsidiaries are limited to 20% of such bank's capital and surplus. Such loans must be secured by collateral with a value between 100% and 130% of the loan amount, depending on the type of collateral.

         The Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") enacted in August 1989 provides among other things for cross-guarantees of the liabilities of insured depository institutions pursuant to which any bank or savings association subsidiary of a holding company may be required to reimburse the FDIC for any loss or anticipated loss to the FDIC that arises from a default of any of such holding company's other subsidiary banks or savings associations or assistance provided to such an institution in danger of default. The Guarantor's banking subsidiaries are subject to such cross-guarantee.


                                USE OF PROCEEDS

         Unless otherwise provided in the applicable Pricing Supplement, the net proceeds from the sale of the Debt Securities will be used by the Issuer for general corporate purposes, including extensions of credit to the Guarantor and its subsidiaries and affiliates, including the Guarantor's banking subsidiaries. The Guarantor, including its banking subsidiaries, will use the proceeds for general corporate purposes, including to finance its acquisition of FFWM and possibly other acquisitions, and repayment at maturity of commercial paper or other existing debt. The precise amounts and timing of the application of proceeds will depend upon funding requirements of the Guarantor and its subsidiaries and affiliates and the amount of Debt Securities offered from time to time pursuant to this Prospectus. If the Guarantor elects at the time of issuance of Debt Securities to make different or more specific use of proceeds other than as set forth herein, such use will be described in the applicable Pricing Supplement.

         In view of its anticipated requirements, the Issuer and the Guarantor expect to engage, on a recurring basis, in additional private or public financings of a character and amount to be determined as the need arises. The Guarantor is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions both on an assisted and unassisted basis.

       Acquisitions that may be under consideration at any time include, without limitation, acquisitions of banking organizations and thrift or savings-type associations or their assets or liabilities, acquisitions of other financial service companies or their assets or liabilities or acquisition of other business or businesses closely related to banking or their assets or liabilities.

                            KEYSTONE FINANCIAL, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


         The following unaudited selected historical consolidated financial information for each of the five years in the period ended December 31, 1996, is derived from financial statements previously filed with the Commission and incorporated by reference in this Prospectus. The unaudited selected historical consolidated financial information is qualified in its entirety by and should be read in conjunction with those consolidated financial statements and related footnotes thereto.

         The Issuer is a wholly-owned subsidiary of the Guarantor and has no independent operations. The Issuer functions primarily as a financing entity for the Guarantor and its subsidiaries and affiliates through the issuance of debt fully and unconditionally guaranteed by the Guarantor.

                                                                              YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------------------
                                                             1996         1995         1994         1993         1992
                                                          -----------  -----------  -----------  -----------  -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, SHARES OUTSTANDING
                                                            AND RATIOS)
OPERATIONS:
Interest income.........................................  $   384,521  $   363,931  $   313,202  $   307,755  $   330,645
Interest expense........................................      174,758      166,579      124,784      125,245      152,718
                                                          -----------  -----------  -----------  -----------  -----------
Net interest income.....................................      209,763      197,352      188,418      182,510      177,927
Provision for credit losses.............................        9,858        7,859        9,484        7,940       16,053
Noninterest income......................................       62,673       50,321       44,629       45,819       39,276
Noninterest expense.....................................      162,559      150,634      151,723      148,003      138,840
Income tax expense......................................       30,544       27,866       20,481       21,037       16,568
                                                          -----------  -----------  -----------  -----------  -----------
Net income..............................................  $    69,475  $    61,314  $    51,359  $    51,349  $    45,742
                                                          -----------  -----------  -----------  -----------  -----------
Pre-tax security gains, included in above...............  $       556  $     1,317  $       834  $     1,669  $     1,750
                                                          -----------  -----------  -----------  -----------  -----------

PER SHARE (1):
Net income..............................................  $      1.83  $      1.73  $      1.46  $      1.47  $      1.33
Cash dividends declared.................................          .98          .93          .86          .79          .73
Dividend payout ratio (%)...............................        53.55        53.28        59.22        54.01        55.27
Average shares outstanding..............................   38,045,585   35,462,358   35,093,138   34,956,927   34,475,862

BALANCES AT PERIOD END:
Loans and leases........................................  $ 3,553,662  $ 3,365,716  $ 3,193,405  $ 2,775,198  $ 2,785,335
Allowances for credit losses............................       45,016       44,377       42,440       40,181       38,940
Total assets............................................    5,231,268    5,074,785    4,706,000    4,419,726    4,311,779
Deposits................................................    4,097,111    4,061,888    3,827,983    3,582,688    3,655,261
Long-term debt..........................................        2,154        4,048        6,054        5,990        5,144
Shareholders' equity....................................      507,307      480,694      407,774      412,880      378,314
Book value per share (1)................................        13.38        12.69        11.64        11.77        10.86

SELECTED RATIOS (%):
Return on average assets................................         1.37         1.29         1.16         1.19         1.08
Return on average equity................................        14.11        14.06        12.71        12.98        12.58
Interest rate spread....................................         3.75         3.77         4.04         4.07         4.02
Net interest margin.....................................         4.49         4.49         4.63         4.63         4.67
Equity to assets, average...............................         9.74         9.16         9.09         9.13         8.62
Loans to deposits at period end.........................        86.74        82.86        83.42        77.46        76.20
Allowance for credit losses to loans at period end......         1.27         1.32         1.33         1.45         1.40
Nonperforming assets to loans and ORE...................          .75          .78          .95         1.32         1.66
Loans 90 days past due..................................          .50          .44          .24          .14          .22
Total risk elements to loans and ORE at period end (2)..         1.25         1.22         1.19         1.46         1.88

RISK-ADJUSTED CAPITAL RATIOS (%):
Leverage ratio..........................................         9.64         9.28         8.84         9.18         8.66
"Tier 1" capital ratio..................................        13.54        13.65        12.96        14.05        13.06
"Total" capital ratio...................................        14.77        14.83        14.21        15.30        14.26

RATIO OF EARNINGS TO FIXED CHARGES:
Excluding interest on deposits..........................        5.19x        4.81x        5.62x        6.90x        8.39x
Including interest on deposits..........................        1.57x        1.53x        1.57x        1.57x        1.40x

----------
(1) The Guarantor's per share amounts have been restated to reflect a 3-for-2 stock split, in the form of a 50% stock dividend, in 1996.
(2) Total risk elements include nonperforming assets and loans past due 90 days or more.

               KEYSTONE FINANCIAL, INC. AND FINANCIAL TRUST CORP
              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                               DECEMBER 31, 1996
                                  (UNAUDITED)

         The FTC Merger will be accounted for by the Guarantor under the pooling of interests method of accounting, which views the FTC Merger as a uniting of the separate ownership interests of the Guarantor and FTC through an exchange of shares. As such, the pro forma financial information which follows represents the combined historical financial data of the Guarantor and FTC, subject only to certain adjustments described in the notes to the data presented. Certain reclassifications have been made to conform FTC's presentation with the Guarantor's presentation. There is no impact on net income from these reclassifications. Intercompany transactions between the Guarantor and FTC are immaterial and, accordingly, have not been eliminated.

         The FFWM Merger will be accounted for by the Guarantor under the purchase method of accounting. Pro forma financial information concerning the FFWM Merger is not included herein. The addition of FFWM would not have materially affected the pro forma combined financial information as presented.

         The pro forma financial information is unaudited and is not necessarily indicative of the financial condition or the results of operations of the Guarantor as they would have been had the FTC Merger been effective
       during the periods presented, or as they may be in the future.   The pro
       forma financial information should be read in conjunction with the historical financial statements of the Guarantor, including the notes thereto, incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

         The following unaudited pro forma combined condensed statement of condition combines in condensed form the consolidated statement of condition of the Guarantor and the consolidated balance sheet of FTC as of December 31, 1996 with certain pro forma adjustments described in the notes below. This statement should be read in conjunction with the historical financial statements of the Guarantor, including the notes thereto; the notes to this pro forma combined condensed statement of condition; and the pro forma combined condensed statements of income, including the notes thereto.

                                                                                                    COMBINED
                                                                                                    GUARANTOR
                                                         GUARANTOR       FTC         PRO FORMA       AND FTC
                                                        HISTORICAL   HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                        -----------  -----------  ---------------  -----------
                                                                           (in thousands)
ASSETS:
Cash and due from banks...............................  $  167,403   $   39,569                    $  206,972
Federal funds sold and other..........................      78,354        3,059                        81,413
Investment securities available for sale..............     856,380      353,714                     1,210,094
Investment securities held to maturity................     379,958           --                       379,958
Assets held for resale................................      51,225           --                        51,225

Loans and leases......................................   3,553,662      782,808                     4,336,470
Allowance for credit losses...........................     (45,016)     (11,240)                      (56,256)
                                                        ----------   ----------                    ----------
Net loans.............................................   3,508,646      771,568                     4,280,214

Premises and equipment................................      74,407       23,525                        97,932
Other assets..........................................     114,895       27,876                       142,771
                                                        ----------   ----------                    ----------
TOTAL ASSETS..........................................  $5,231,268   $1,219,311                    $6,450,579
                                                        ----------   ----------                    ----------

LIABILITIES:
Noninterest-bearing deposits..........................  $  511,931   $  113,605                    $  625,536
Interest-bearing deposits.............................   3,585,180      849,005                     4,434,185
                                                        ----------   ----------                    ----------
Total deposits........................................   4,097,111      962,610                     5,059,721
Fed Funds purchased & security repurchase agreements..     299,895       68,991                       368,886
Other short-term borrowings...........................      26,175        2,903                        29,078
                                                        ----------   ----------                    ----------
Total short-term borrowings...........................     326,070       71,894                       397,964
FHLB borrowings.......................................     205,929       18,274                       224,203
Long-term debt........................................       2,154          419                         2,573
Other liabilities.....................................      92,697       13,015                       105,712
                                                        ----------   ----------                    ----------
TOTAL LIABILITIES.....................................   4,723,961    1,066,212                     5,790,173
                                                        ----------   ----------                    ----------

SHAREHOLDERS' EQUITY:
Preferred stock.......................................          --           --                            --
Common stock..........................................      76,456       42,703    (14,519)(1)        104,640
Surplus...............................................      73,201       51,493     14,519 (1)        139,213
Retained earnings.....................................     368,172       53,846                       422,018
Deferred KSOP benefit expense.........................      (1,249)          __                        (1,249)
Treasury stock........................................      (8,186)        (226)                       (8,412)
Net unrealized securities gains (losses), net of tax..      (1,087)       5,283                         4,196
                                                        ----------   ----------   -----------      ----------

TOTAL SHAREHOLDERS' EQUITY............................     507,307      153,099            --         660,406
                                                        ----------   ----------   -----------      ----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY..............  $5,231,268   $1,219,311            --      $6,450,579
                                                        ----------   ----------   -----------      ----------

----------
(1) To transfer the common stock of FTC to surplus and reflect the issuance of
    1.65 shares of Common Stock of the Guarantor for each outstanding share of FTC Common Stock.

               KEYSTONE FINANCIAL, INC. AND FINANCIAL TRUST CORP
               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

         The FTC Merger will be accounted for as a pooling of interests. Accordingly, the following unaudited pro forma combined condensed statements of income result from the combination of historical consolidated condensed statements of income of the Guarantor and FTC for each period presented. These statements should be read in conjunction with the historical financial statements of the Guarantor, including the notes thereto; the notes to these pro forma combined condensed statements of income; and the pro forma combined condensed statement of condition, including the notes thereto. The pro forma combined results are not necessarily indicative of the results that would have been obtained had the FTC Merger been effective during the periods presented or of the combined results of future operations.

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                            1996         1995         1994
                                                         -----------  -----------  -----------
                                                             (in thousands except per share
                                                             amounts and shares outstanding)
INTEREST INCOME:
Loans and fees on loans................................  $   370,364  $   353,025  $   296,492
Investment securities..................................       92,700       83,062       84.494
Other..................................................       10,356       10,699        5,908
                                                         -----------  -----------  -----------
                                                             473,420      446,786      386,894

INTEREST EXPENSE:
Deposits...............................................      186,257      176,571      137,103
Short-term borrowings..................................       14,506       12,910        8,418
FHLB borrowings........................................       10,175       10,827        6,446
Long-term debt.........................................          363          467          496
                                                         -----------  -----------  -----------
                                                             211,301      200,775      152,463
                                                         -----------  -----------  -----------

NET INTEREST INCOME....................................      262,119      246,011      234,431
Provision for credit losses............................       10,713        8,568       10,324
                                                         -----------  -----------  -----------

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES..      251,406      237,443      224,107
Other Income...........................................       71,525       58,137       51,921
Other expense..........................................      196,245      182,130      182,333
                                                         -----------  -----------  -----------

INCOME BEFORE INCOME TAXES.............................      126,686      113,450       93,695
Applicable income tax expense..........................       37,180       34,001       25,907
                                                         -----------  -----------  -----------
NET INCOME.............................................  $    89,506  $    79,449  $    67,788
                                                         -----------  -----------  -----------

AVERAGE NUMBER OF SHARES OUTSTANDING (1)...............   52,118,819   49,557,082   49,188,960
                                                         -----------  -----------  -----------

EARNINGS PER SHARE.....................................        $1.72        $1.60        $1.38
                                                         -----------  -----------  -----------

----------
(1) The average number of shares outstanding reflects the Guarantor's historical shares outstanding, adjusted for the 1996 three-for-two stock split, plus the historical shares outstanding of FTC, adjusted for the 1996 10% stock dividend, multiplied by the FTC Merger exchange ratio of 1.65.

                         DESCRIPTION OF DEBT SECURITIES


         The Debt Securities will constitute either Senior Debt Securities or Subordinated Debt Securities of the Issuer which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest, if any, by the Guarantor. The Senior Debt Securities will be issued under an indenture dated as of May 1, 1997 (the "Senior Indenture"), between the Issuer, the Guarantor and Bankers Trust Company, as senior trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture dated as of May 1, 1997 (the "Subordinated Indenture"), between the Issuer, the Guarantor and Bankers Trust Company, as subordinated trustee (the "Subordinated Trustee"). The Senior Indenture and Subordinated Indenture are collectively referred to herein as the "Indentures." The Senior Trustee and the Subordinated Trustee are referred to herein individually or collectively as the "Trustee." A copy of each of the Indentures has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         The Trustee shall not be responsible for the acts, obligations, liabilities or responsibilities of any successor trustee. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or definitions shall be incorporated herein by reference. The following summaries set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement, and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Debt Securities. Unless otherwise indicated, section references contained herein refer to both the Senior Indenture and the Subordinated Indenture.

         Because the Guarantor is a holding company, its rights and the rights of its creditors, including the Holders of the Debt Securities offered hereby, to participate in the assets of any subsidiary upon the latter's bankruptcy, conservatorship, receivership, liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors (including, in the case of any bank subsidiary, its depositors) except to the extent that the Guarantor may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payments of dividends and on loans and other transfers of funds to the Guarantor by the Guarantor's subsidiary banks. See "Certain Legal and Regulatory Considerations."

       GENERAL

         The Debt Securities to be offered by this Prospectus are limited to the amounts described on the cover of this Prospectus. The Indentures, however, do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Issuer. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by the Issuer, the Guarantor or any of their affiliates. The Senior Debt Securities will rank pari passu with all other unsecured unsubordinated indebtedness of the Issuer and the Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor. The indebtedness represented by the Subordinated Debt Securities and the related Guarantees will be subordinated as described below under "Certain Terms Relating to Subordinated Debt Securities" and "Guarantees."

         Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities in respect of which this Prospectus is being delivered: (1) the title of the Debt Securities; (2) the limit, if any, on the aggregate principal amount or initial public offering price of the Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;
       (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the method of determining the same; (7) the date from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Securities, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) the dates, if any, on which, and the price or prices at which, the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by the Issuer, and the other detailed terms and provisions of such sinking and/or purchase funds; (10) the date, if any, after which, and the price or prices at which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer or the Holder thereof and the other detailed terms and provisions of such optional redemption; (11) the denomination or denominations in which such Debt Securities are authorized to be issued; (12) whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on issuance of such bearer Debt Securities (including exchange for registered Debt Securities of the same series); (13) information with respect to book-entry procedures; (14) whether any of the Debt Securities will be issued as Original Issue Discount Securities; (15) each office or agency where, subject to the terms of the applicable Indenture, such Debt Securities may be presented for registration of transfer or exchange; (16) any other terms of the series (which will not be inconsistent with the provisions of the applicable Indenture); (17) the currencies or currency units in which such Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of such Debt Securities will be payable; (18) whether the amount of payments of principal of or interest on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined; (19) whether the Issuer or a Holder may elect payment of the principal of or interest on such Debt Securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable; (20) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent and the designation of the initial Exchange Rate Agent; (21) if applicable, the defeasance of certain obligations by the Issuer pertaining to Debt Securities of the series; (22) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture; (23) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for the Debt Securities to be authenticated and delivered; (24) whether and under what circumstances the Issuer will pay additional amounts as contemplated by Section 1104 of the related Indenture (the term "interest," as used in this Prospectus, shall include such additional amounts) on such Debt Securities to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities rather than pay such additional amounts (and the terms of any such option); (25) any other terms of such Debt Securities. Neither Indenture limits the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and both Indentures provide that, in addition to the Debt Securities, additional Debt Securities may be issued thereunder from time to time in one or more series (Section 301). All Debt Securities issued under each Indenture will rank equally and ratably with any additional Debt Securities issued under such Indenture.

         Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their face amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the Holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable Prospectus Supplement, the terms of such security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security.

         Special federal income tax and other considerations relating thereto will be described in the applicable Prospectus Supplement.

         The provisions of the Indentures described below under "Restrictive Covenants" are the only provisions which would provide protection to Holders in the event of a highly leveraged transaction involving the Issuer.

       ACCELERATION OF MATURITY

         If any Event of Default with respect to Debt Securities of the Issuer of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare to be due and payable immediately by a notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Holders) the principal amount or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series, of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, except, in the case of Senior Debt Securities, the non-payment of acceleration of principal, of that series have been cured or waived as provided in the Indentures (Section 602). Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

       REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

         Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form. Debt Securities issued in bearer form shall have interest coupons attached, unless issued as zero coupon securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Debt Securities in bearer form.

            Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Presently, the Issuer is not aware of any taxes or other governmental charges that would be payable in connection with any transfer or exchange of a Debt Security. However, such taxes or charges may be imposed in the future. Unless otherwise described in the Prospectus Supplement relating thereto, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and transfer of the Debt Securities will be registrable, at the office of Bankers Trust Company, as Paying Agent and Security Registrar under the Indenture, in New York, New York, provided that payments of interest may be made at the option of the Issuer by check mailed to the address appearing in the Security Register of the person in whose name such Registered Security is registered at the close of business on the Regular Record Date (Sections 305 and 307).

         Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the Prospectus Supplement and as the Issuer may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

       GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities, will be described in the Prospectus Supplement relating to such series.

       RESTRICTIVE COVENANTS

         The Senior Indenture contains a covenant by the Guarantor limiting its ability to dispose of the Voting Stock of the Issuer or any Major Constituent Bank. A "Major Constituent Bank" is defined to mean any Banking Subsidiary of the Guarantor whose Consolidated Banking Assets constitute 20% or more of the Guarantor's Consolidated Banking Assets. Currently, Frankford Bank, Mid-State Bank, Northern Central Bank and Pennsylvania National Bank each qualify as a Major Constituent Bank.
       Such covenant provides that, subject to certain exceptions, so long as any of the Senior Debt Securities are outstanding, the Guarantor: (a) will not, nor will it permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Major Constituent Banks or the Issuer, nor will the Guarantor permit the Major Constituent Banks or the Issuer to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Major Constituent Banks or the Issuer, unless the Guarantor will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of such Major Constituent Bank or the Issuer, as the case may be, after giving effect to such transaction; or (b) will not permit the Issuer or a Major Constituent Bank to either (i) merge or consolidate with or into any corporation (other than the Guarantor), unless at least 80% of the surviving corporation's Voting Stock is, or upon consummation of the merger or consolidation will be, owned, directly or indirectly, by the Guarantor and the Consolidated Banking Assets of the Guarantor are at least equal to what they were prior to such transaction or (ii) lease, sell or transfer all or substantially all of its properties or assets to any corporation or other person (other than the Guarantor), unless 80% of the Voting Stock of such corporation or other person is owned, or will be owned upon such lease, sale or transfer, directly or indirectly, by the Guarantor (Section 1107).

       MODIFICATION AND WAIVER

         Each Indenture provides that modifications and amendments may be made by the Issuer, the Guarantor and the Senior Trustee or the Subordinated Trustee, as applicable, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest (if any) on, or additional amounts, if any, in respect of, any Debt Security, (c) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (e) reduce the above-stated percentage of Outstanding Debt Securities of any series the consent of the Holders of which is required to modify or amend the related Indenture, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of the Holders of which is required for waiver of compliance with certain provisions of the related Indenture or for waiver of certain defaults, (g) modify (with certain exceptions) any provision of the Indentures relating to modification and amendment of such Indenture or waiver of compliance with conditions and defaults thereunder, (h) modify or affect in any manner adverse to a Holder the terms and conditions of the Guarantees, (i) with respect to the Subordinated Indenture, alter in any respect the provisions regarding subordination of the Debt Securities issued thereunder, or (j) reduce the principal amount of Original Issue Discount Securities which could be declared due and payable upon acceleration of maturity thereof (Section
       1002).

         The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Issuer or the Guarantor, as the case may be, with certain restrictive provisions of the Indentures (Section 1110). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected (Section 613).

         Modification and amendment of either of the Indentures may be made by the Issuer, the Guarantor and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another corporation to the Issuer or the Guarantor; (ii) to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Debt Securities; (iii) to add Events of Default; (iv) to add or change any provisions of either of the Indentures to facilitate the issuance of Bearer Securities; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities; (vi) to establish the form or terms of Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series or any related coupons in any material respect; (ix) to modify, eliminate or add to the provisions of either of the Indentures to such extent as is necessary to effect qualification under the Trust Indenture Act of 1939, as amended, or (x) to effect the assumption by the Guarantor or a Subsidiary thereof (as defined in the applicable Indenture) Issuer of the obligations under either of such Indentures (Section 1001).

         Consents of Holders for modifications and amendments to the Indenture must be solicited by the Issuer and the Guarantor, and waivers by Holders of compliance with provisions under the Indenture must be obtained in accordance with, the terms of the applicable Indenture (Section 104).
       Any such modifications, amendments or waivers will be binding upon all future Holders of Debt Securities. To the extent that consents are properly obtained and all requirements for any changes, amendments or waivers are otherwise satisfied, there are no provisions in either Indenture which allow remedies to Holders who do not consent to changes or amendments to, or waivers of past defaults under, the applicable Indenture.

       OUTSTANDING DEBT SECURITIES

         In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under each Indenture,
       (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the settlement date therefor, of the principal amount of such Debt Security (Section 101).

       ADDITIONAL PROVISIONS

         The Indentures provide that the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation, subject to the duty of such Trustee during a default thereunder to act with the required standard of care, to exercise any of its rights or powers under the related Indenture at the request or direction of any of the Holders, unless such Holders shall have offered such Trustee reasonable indemnity (Section 701). Subject to such provisions for indemnification of the related Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series (Section 612).

         No holder of any Debt Security of any series will have the right to institute any proceeding with respect to the Indenture under which such Holder's Debt Securities were issued for any remedy thereunder, unless:
       (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series; (b) the Holders of no less than 25% in principal amount of the Outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of that series shall have made written request, and offered reasonable indemnity, to the related Trustee to institute such proceeding as Trustee; (c) the related Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of that series a direction inconsistent with such request and (d) the related Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity (Section 607).

         However, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section 608).

         The Issuer and the Guarantor are required to furnish to the Senior Trustee or the Subordinated Trustee, as applicable, annually a statement as to performance or fulfillment of certain of their obligations under the applicable Indenture and as to any default in such performance or fulfillment (Sections 1105 and 1106).

         Each of the Issuer and the Guarantor may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation provided that the successor corporation assumes all of its obligations of the Issuer or the Guarantor under the Debt Securities and the Guarantees, as the case may be, and provided that certain other conditions are met (Sections 901, 902, 903 and 904). In addition, the Guarantor may, by supplemental indenture, assume all of the obligations of the Issuer under either Indenture to pay principal of (and premium, if any) and interest on and additional amounts in respect of Debt Securities issued thereunder and to perform every covenant of such Indenture on the part of the Issuer to be performed (Section 905).


                CERTAIN TERMS RELATING TO SENIOR DEBT SECURITIES

         The Senior Debt Securities will be direct, unsecured obligations of the Issuer and will rank pari passu with all outstanding and future senior indebtedness of the Issuer.

       EVENTS OF DEFAULT

         The following will be Events of Default under the Senior Indenture with respect to Debt Securities of any series issued thereunder: (a) failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due; (b) failure to pay any interest, if any, or any additional amounts, if any, on any Senior Debt Security of that series when due, and continuance of such default for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of the Issuer or the Guarantor in such Indenture and the related Guarantees, (other than a covenant included in the Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of indebtedness in principal amount in excess of $5,000,000 for money borrowed by the Issuer, the Guarantor or any Major Constituent Bank under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 30 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Issuer, the Guarantor or any Major Constituent Bank; and (g) any other Event of Default provided with respect to Senior Debt Securities of that series (Senior Indenture, Section 601).

       CONCERNING THE TRUSTEE

         The Issuer and the Guarantor have, from time to time, engaged in transactions with the Trustee in the ordinary course of its business.


             CERTAIN TERMS RELATING TO SUBORDINATED DEBT SECURITIES

         The Subordinated Debt Securities will be direct, unsecured obligations of the Issuer and will rank in priority of payment with outstanding and future indebtedness of the Issuer as set forth below.

       SUBORDINATION

         During the continuance beyond any applicable grace period of any default with respect to Senior Issuer Indebtedness, no payment of principal of and interest on the Subordinated Debt Securities shall be made by the Issuer until payment in full of all principal of and premium and interest on such Senior Issuer

       Indebtedness. In addition, upon any distribution of assets of the Issuer, upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the Subordinated Debt Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of principal, premium and interest on all Senior Issuer Indebtedness. By reason of such subordination, in the event of the dissolution of the Issuer, holders of Senior Issuer Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, then the other creditors of the Issuer. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture (Subordinated Indenture, Article Sixteen).

         For purposes of the preceding paragraph, the term "Senior Issuer Indebtedness" means any indebtedness or other obligation of the Issuer, whether outstanding at the date of execution of the Indentures or thereafter incurred, except indebtedness or obligations expressly subordinated in right of payment to the Subordinated Debt Securities or ranking on a parity with the Subordinated Debt Securities (Subordinated Indenture, Section 101). As of the date hereof, the Issuer had no Senior Issuer Indebtedness outstanding.

       EVENT OF DEFAULT


         An Event of Default will be defined under the Subordinated Indenture with respect to Subordinated Debt Securities of any series issued thereunder as certain events in bankruptcy, insolvency or reorganization of the Guarantor or any Major Constituent Bank (Subordinated Indenture,
       Section 601).


         THE SUBORDINATED INDENTURE DOES NOT PROVIDE FOR ANY RIGHT OF ACCELERATION OF THE PAYMENT OF THE PRINCIPAL OF A SERIES OF SUBORDINATED DEBT SECURITIES UPON A BANKRUPTCY, INSOLVENCY OR REORGANIZATION OF THE ISSUER ALONE OR A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST OR A DEFAULT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT IN THE SUBORDINATED DEBT SECURITIES OF A PARTICULAR SERIES OR IN THE SUBORDINATED INDENTURE. In the event of a default in the payment of interest or principal, the Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal through appropriate judicial proceedings against the Issuer or the Guarantor (Subordinated Indenture, Section 603).


                                   GUARANTEES

         The Senior Debt Securities will be fully and unconditionally guaranteed by the Guarantor as to payment of principal, premium, if any, and interest, if any, when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Senior Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

         The Subordinated Debt Securities will be fully and unconditionally guaranteed by the Guarantor, on a subordinated basis, as to payment of principal, premium, if any, and interest, if any, when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or otherwise. The Subordinated Guarantees will be unsecured and will be subordinated to all outstanding and future Senior Guarantor Indebtedness to the same extent that Subordinated Debt Securities issued by the Issuer are subordinated to all outstanding and future Senior Issuer Indebtedness.

         For purposes of the preceding paragraph, the term "Senior Guarantor Indebtedness" will be defined to mean any indebtedness or other obligation of the Guarantor, whether outstanding at the date of execution of the Indentures or thereafter incurred, except indebtedness or obligations expressly subordinated in right of payment to the Subordinated Guarantees or ranking on a parity with the Subordinated Guarantees (Subordinated Indenture, Section 101). As of March 31, 1997, the Guarantor had approximately $1,125,000 principal amount of Senior Guarantor Indebtedness outstanding, excluding trade payables, guarantees and other contingent obligations of the Guarantor.

            The obligations of the Guarantor under the Guarantees will be full and unconditional regardless of the enforceability of the applicable Debt Securities or the related Indenture and will not be discharged until all obligations contained in such Debt Securities and the related Indenture are satisfied. Holders of the Debt Securities may proceed directly against the Guarantor in the event of a default under the applicable Debt Securities without first proceeding against the Issuer.


                           CERTAIN TAX CONSIDERATIONS

         The Issuer will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on Debt Securities held by or for those subject to such tax, principally individuals and partnerships resident in Pennsylvania and resident trustees of Pennsylvania trusts. The tax, at the current rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld, at any time when it is applicable, from any interest payment to taxable holders at the annual rate of $4.00 per $1,000 principal amount of the Debt Securities. The Debt Securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania.

         See "Certain United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement for additional information concerning certain tax considerations relating to specific series of Debt Securities. Holders of Debt Securities should consult their tax advisors as to the applicability to the Debt Securities and interest, if any, payable thereon of Federal, state and local taxes.


                              PLAN OF DISTRIBUTION

         The Issuer may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. or a group of underwriters represented by firms including Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Keefe, Bruyette & Woods, Inc. may also act as agents.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of Debt Securities, underwriters may receive compensation from the Issuer or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Issuer will be described, in the Prospectus Supplement.


         Under agreements which may be entered into by the Issuer and the Guarantor, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Issuer and the Guarantor against certain liabilities, including liabilities under the Securities Act.

         If so indicated in the Prospectus Supplement, the Issuer will authorize underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase Debt Securities from the Issuer pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Issuer. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                        VALIDITY OF THE DEBT SECURITIES

         The validity of the Debt Securities and the related Guarantees and other legal matters will be passed upon for the Issuer and the Guarantor by Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania. The validity of the Debt Securities and the related Guarantees will be passed upon for the underwriters or agents by Brown & Wood LLP, New York, New York.


                                    EXPERTS

         The consolidated financial statements of the Guarantor incorporated by reference in the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report, given upon the authority of such firm as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE GUARANTOR SINCE THE DATE OF THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                  -----------

                               TABLE OF CONTENTS
                              PRICING SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes.......................................................  P-2
Recent Developments........................................................  P-2
Use of Proceeds............................................................  P-2
Underwriting...............................................................  P-2
                             PROSPECTUS SUPPLEMENT
Risk Factors...............................................................  S-2
Description of Notes.......................................................  S-4
Special Provisions Relating to Foreign Currency Notes...................... S-20
Certain United States Federal Income Tax Considerations.................... S-22
Supplemental Plan of Distribution.......................................... S-30
                                  PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents By Reference............................    2
Keystone Financial, Inc. ..................................................    3
Keystone Financial Mid-Atlantic Funding Corp. .............................    4
Certain Legal and Regulatory Considerations................................    4
Use of Proceeds............................................................    5
Selected Historical Consolidated Financial Information.....................    7
Pro Forma Combined Condensed Statement of Condition........................    8
Pro Forma Combined Condensed Statements of Income..........................   10
Description of Debt Securities.............................................   11
Certain Terms Relating to Senior Debt Securities...........................   17
Certain Terms Relating to Subordinated Debt Securities.....................   17
Guarantees.................................................................   18
Certain Tax Considerations.................................................   19
Plan of Distribution.......................................................   19
Validity of the Debt Securities............................................   20
Experts....................................................................   20

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $100,000,000

                              KEYSTONE FINANCIAL
                          MID-ATLANTIC FUNDING CORP.


                                   % SENIOR
                               MEDIUM-TERM NOTES
                                    DUE

                       UNCONDITIONALLY GUARANTEED AS TO
                          PRINCIPAL, PREMIUM, IF ANY,
                                AND INTEREST BY

                           KEYSTONE FINANCIAL, INC.

                                  -----------


                              PRICING SUPPLEMENT
                                  -----------

                             GOLDMAN, SACHS & CO.
                           BEAR, STEARNS & CO. INC.
                         KEEFE, BRUYETTE & WOODS, INC.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


       ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following statement sets forth the estimated amounts of expenses that will be incurred in connection with the distribution of the securities offered hereby:

            Securities and Exchange Commission registration fee    $121,212.12
            Accounting fees and expenses                             20,000.00
            Legal fees and expenses                                 150,000.00
            Trustee's fees and expenses                               6,000.00
            Printing and engraving expenses                          30,000.00
            Rating Agency fees                                       67,500.00
            Miscellaneous expenses                                    2,000.00
                                                                   -----------
                 Total                                             $396,712.12

       ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

            BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

                 (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

                 (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3)  by the shareholders.

            Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            BCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

            BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

            BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

            2. Indemnification Article and By-Law. Section 8.01 of the Guarantor's By-Laws (the "Guarantor's Indemnification By-Law") was adopted by the shareholders at their Annual Meeting held on May 28, 1987 and became effective on that date. Under the Guarantor's Indemnification By-Law, except as prohibited by law, every director and officer of the Guarantor is entitled as of right to be indemnified by the Guarantor against all expenses and liabilities incurred in connection with any actual or threatened claim or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the Guarantor or otherwise, in which the director or officer may be involved in any manner, by reason of his being or having been a director or officer of the Guarantor or by reason of the fact that his is or was serving at the request of the Guarantor as a director, officer, employee, fiduciary or other representative of another corporation or other entity. In an action brought by a director or officer against the Guarantor, the director or officer is only entitled to indemnification for expenses in certain circumstances. Each director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the Guarantor prior to final disposition of the action, subject to any obligation which may be imposed to reimburse the Guarantor in certain events. The Guarantor's Indemnification By-Law establishes a procedure whereby a director or officer may bring an action against the Guarantor if a written claim for indemnification or advancement of expenses is not paid by the Guarantor in full within thirty days after the claim has been presented. The director or officer is also entitled to advancement of expenses in this proceeding. The only defense to an action to recover a claim for indemnification is that the indemnitee's conduct was such that under Pennsylvania law the Guarantor is prohibited from indemnifying the indemnitee. The only defense to an action to recover payment of expenses in advance is failure by the indemnitee to make an undertaking to reimburse the Guarantor if such an undertaking is required.

            The Guarantor's Indemnification By-Law applies to every action, other than actions filed prior to January 27, 1987, except that it does not apply to the extent that Pennsylvania law does not permit its application to any breach or failure of performance of duty by a director or officer occurring prior to January 27, 1987. Any amendment or repeal of the Guarantor's Indemnification By-Law will operate prospectively only and will not affect any action taken, or failure to act, by a director or officer prior to the adoption of such amendment or repeal.


            Article 7 of the Issuer's Articles of Incorporation became effective as of March 26, 1997. Section 2.12 of the Issuer's By-Laws were adopted by the Issuer's Board of Directors and sole shareholder, and became effective, on March 26, 1997 (the "Issuer's Indemnification Provisions"). Under the Issuer's Indemnification Provisions, except as prohibited by law, every director and officer of the Issuer is entitled as of right to be indemnified by the Issuer against all expenses and liabilities incurred in connection with any actual or threatened claim or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the Issuer or otherwise, in which the director or officer may be involved in any manner, by reason of his being or having been a director or officer of the Issuer or by reason of the fact that he is or was serving at the request of the Issuer as a director, officer, employee, fiduciary or other representative of another corporation or other entity. In an action brought by a director or officer against the Issuer, the director or officer is only entitled to indemnification for expenses in certain circumstances. Each director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the Issuer prior to final disposition of the action, subject to any obligation which may be imposed to reimburse the Issuer in certain events. The Issuer's Indemnification Provisions establish a procedure whereby a director or officer may bring an action against the Issuer if a written claim for indemnification or advancement of expenses is not paid by the Issuer in full within thirty days after the claim has been presented. The director or officer is also entitled to advancement of expenses in this proceeding. The only defense to an action to recover a claim for indemnification is that the indemnitee's conduct was such that under Pennsylvania law the Issuer is prohibited from indemnifying the indemnitee. The only defense to an action to recover payment of expenses in advance is failure by the indemnitee to make an undertaking to reimburse the Issuer if such an undertaking is required.

            The Issuer's Indemnification Provisions apply to every action. Any amendment or repeal of the Issuer's Indemnification Provisions will operate prospectively only and will not affect any action taken, or failure to act, by a director or officer prior to the adoption of such amendment or repeal.

            3. Director and Officer Liability Insurance. The Guarantor and the Issuer maintain director and officer liability insurance covering their directors and officers with respect to liability which such directors and officers may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933.
       Under the insurance, the Guarantor and the Issuer are entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Guarantor's Indemnification By-Law and the Issuer's Indemnification Provisions, respectively. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to indemnification under the Guarantor's Indemnification By-Law and the Issuer's Indemnification Provisions, respectively.

            4. Indemnification Agreements. At their Annual Meeting held on May 28, 1987, the shareholders also approved a proposed form of Indemnification Agreement to be entered into between the Guarantor and each of its present and future directors and such other officers, employees and agents of the Guarantor and its subsidiaries as shall be designated from time to time by the Board of Directors.

            The Guarantor's form of agreement provides essentially the same rights to indemnification against liabilities and expenses as are provided in the Guarantor's Indemnification By-Law. In addition, the Guarantor's form of agreement requires the Guarantor to either maintain the liability insurance coverage currently in effect for the benefit of the contractee or to hold the contractee harmless to the full extent of such coverage.

            Further, the Guarantor's form of agreement provides that if the full indemnification claimed by the contractee may not be paid by the Guarantor because prohibited by law and the Guarantor is jointly liable with the contractee as to the matter for which indemnification was sought (or would be so liable if the Guarantor were joined in such matter), the contractee has a right to contribution from the Guarantor for the amount of any expenses and liabilities incurred by the contractee as to such matter based on the relative benefits received by the Guarantor and the contractee from the transaction from which the liability arose and the relative fault of the Guarantor (including the Guarantor's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as any other relevant equitable considerations.

            Under the Guarantor's form of agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and contribution provided by the agreement notwithstanding any amendment or repeal of the Guarantor's Indemnification By-Law. In addition, although a change in law restricting indemnification rights would automatically restrict the indemnification rights provided under the Guarantor's Indemnification By-Law, the form of agreement provides that a change in law restricting indemnification rights will not affect the rights of a contractee under the agreement unless the law so requires.

            The Issuer has no indemnification agreements.

            See Item 17 herein for the undertaking with respect to indemnification.

       ITEM 16.  EXHIBITS

            1.*  Form of Distribution Agreement
            4.1* Form of Senior Indenture
            4.2* Form of Subordinated Indenture
            4.3* Form of Senior Fixed Rate Note
            4.4* Form of Senior Floating Rate Note
            4.5* Form of Subordinated Fixed Rate Note
            4.6* Form of Subordinated Floating Rate Note
            5.   Opinion of Reed Smith Shaw & McClay
            12.* Computation of Ratio of Earnings to Fixed Charges
            23.1*  Consent of Ernst & Young LLP
            23.3 Consent of Reed Smith Shaw & McClay (contained in Exhibit 5)

            24.1 Power of Attorney for Keystone Financial Mid-Atlantic Funding
                 Corp.
            24.2 Power of Attorney for Keystone Financial, Inc.
            25.* Form T-1 Statement of Eligibility of Trustee
            _______________________
            *Previously filed.

       ITEM 17.  UNDERTAKINGS

            The undersigned registrants hereby undertake:

            1. That for purposes of determining any liability under the Securities Act of 1933, each filing of the Guarantor's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            2. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            3. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Keystone Financial Mid-Atlantic Funding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Pennsylvania on the 12th day of May, 1997.

                                           KEYSTONE FINANCIAL
                                           MID-ATLANTIC FUNDING CORP.


                                           By:  /s/ Mark L. Pulaski
                                              -----------------------------
                                                    Mark L. Pulaski
                                                    President


            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of May, 1997:


NAME AND SIGNATURE                   TITLE

/s/ Mark L. Pulaski                  President and Chief Financial
-----------------------------------  Officer
Mark L. Pulaski


                                     Treasurer and Principal
         *                           Accounting
-----------------------------------  Officer
Donald F. Holt

         *                           Director
-----------------------------------
Carl L. Campbell

         *                           Director
-----------------------------------
George H. Groves

/s/ Mark L. Pulaski                  Director
-----------------------------------
Mark L. Pulaski

         *                           Director
-----------------------------------
Ben G. Rooke



*By:

/s/ Mark L. Pulaski
-----------------------------------
Mark L. Pulaski
(Attorney-in-fact)

                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Keystone Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Pennsylvania on the 12th day of May, 1997.

                                           KEYSTONE FINANCIAL, INC.


                                           By:             *
                                              ------------------------
                                                Carl L. Campbell
                                                Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of May, 1997:



NAME AND SIGNATURE                   TITLE
             *
                                     President, Chief Executive Officer
-----------------------------------  and Director
Carl L. Campbell


                                     Senior Executive Vice President,
/s/ Mark L. Pulaski                  Chief Administrative Officer and
-----------------------------------  Chief Financial Officer
Mark L. Pulaski


             *                       Senior Vice President, Controller
-----------------------------------  and Principal Accounting Officer
Donald F. Holt

             *                       Director
-----------------------------------
A. Joseph Antanavage

             *                       Director
-----------------------------------
June B. Barry

             *                       Director
-----------------------------------
J. Glenn Beall, Jr.

             *                       Director
-----------------------------------
Paul I. Detwiler, Jr.

                 *
                                     Director
-----------------------------------
Donald Devorris

                 *                   Director
-----------------------------------
Richard W. DeWald

                 *                   Director
-----------------------------------
Gerald E. Field

                 *                   Director
-----------------------------------
Walter W. Grant

                 *                   Director
-----------------------------------
Philip C. Herr II

                 *                   Director
-----------------------------------
Uzal H. Martz, Jr.

                 *                   Director
-----------------------------------
Max A. Messenger

                                     Director
-----------------------------------
William L. Miller

                 *                   Director
-----------------------------------
Don A. Rosini

                 *                   Director
-----------------------------------
F. Dale Schoeneman

                 *                   Director
-----------------------------------
Ronald C. Unterberger

                                     Director
-----------------------------------
G. William Ward


* By:

/s/ Mark L. Pulaski
-----------------------------------
Mark L. Pulaski
(Attorney-in-fact)

                                        EXHIBIT INDEX

            1.*  Form of Distribution Agreement
            4.1* Form of Senior Indenture
            4.2* Form of Subordinated Indenture
            4.3* Form of Senior Fixed Rate Note
            4.4* Form of Senior Floating Rate Note
            4.5* Form of Subordinated Fixed Rate Note
            4.6* Form of Subordinated Floating Rate Note
            5.   Opinion of Reed Smith Shaw & McClay
            12.* Computation of Ratio of Earnings to Fixed Charges
            23.1*  Consent of Ernst & Young LLP
            23.3 Consent of Reed Smith Shaw & McClay (contained in Exhibit 5)

            24.1 Power of Attorney for Keystone Financial Mid-Atlantic Funding
                 Corp.
            24.2 Power of Attorney for Keystone Financial, Inc.
            25.* Form T-1 Statement of Eligibility of Trustee
            _______________________
            *Previously filed.